EXHIBIT 10.37.1

TERMINATION AGREEMENT

This Termination Agreement (this “Termination”) is executed this 22nd day of January, 2007, to be effective as of the Effective Time (as defined below), among Abrika Pharmaceuticals, Inc., a Delaware corporation (the “Companv”), ACFP, LLLP, a Florida limited liability limited partnership (“ACFP), and Par Pharmaceutical Companies, Inc., a Delaware corporation (“Par”).

Background

A. Abrika, LLLP, the Company's predecessor in interest, ACFP and Par are parties to that certain Investors Rights Agreement, dated as of December 3, 2004, as amended (the “Agreement”);

B. The Company entered into an Agreement and Plan of Merger, dated as of November 20, 2006, by and among Actavis Inc., a Delaware corporation (“Actavis”), Panthers Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Actavis (“Merger Sub”), the Company and Alan P. Cohen, solely in his capacity as securityholders' representative (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation and wholly-owned subsidiary of Actavis (the “Merger”);

C. Pursuant to Section 7.9 of the Merger Agreement, certain agreements are to be terminated as of the effective time of the Merger (the “Effective Time”); and

D. The parties agree that, immediately upon the Effective Time, all rights and obligations of the parties under and with respect to the Agreement shall terminate.

Terms of Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The background stated above is true and correct and is incorporated herein by reference.

2. Each of the parties agrees that all rights and obligations of the parties under and with respect to the Agreement shall be terminated effective immediately at (and subject to the occurrence of) the Effective Time.

3. This Termination may be executed in original or by facsimile and in one or more counterparts and shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

4. This Termination contains the sole and entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements with respect to the subject matter hereof.

5. This Termination shall be governed by New York law, without regard to the conflict of law principles thereof (other than New York General Obligations Law Sections.5-1401 and 5-1402).

IN WITNESS WHEREOF, the parties hereto have executed this Termination to be effective as of the Effective Time.

ABRIKA PHARMACEUTICALS, INC.
By:
Name: Scott Lodin
Title: Senior Vice President & General Counsel

ACFP, LLLP
By:
Name: Alan Cohen
Title: Sole Member of Abrika GPNER, LLC, its
general partner

PAR PHARMACEUTICAL( COMPANIES. INC.
By: /s/ Thomas J. Haughey
Name: Thomas J. Haughey
Title: Executive Vice President and General Counsel